As filed with the Securities and Exchange Commission on January 28, 2002.
                                                     Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 BRUKER AXS INC.
              (Exact name of issuer as specified in its charter)

       Delaware                                          39-1908020
 (State of Incorporation)                  (IRS Employer Identification Number)

                   5465 East Cheryl Parkway, Madison, WI 53711
               (Address of Principal Executive Offices) (Zip Code)



                                 BRUKER AXS INC.
                             2000 STOCK OPTION PLAN
                            (Full title of the Plans)

                               Martin Haase, Ph.D.
                      President and Chief Executive Officer
                                 Bruker AXS Inc.
                            5465 East Cheryl Parkway
                                Madison, WI 53711
                     (Name and address of agent for service)

                                 (608) 276-3000
          (Telephone number, including area code, of agent for service)

                                    copy to:

                            Richard M. Stein, Esquire

                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


    Title of Securities to be            Amount to be        Proposed Maximum     Proposed Maximum           Amount of
            registered                  registered (1)        Offering Price     Aggregate Offering       Registration Fee
                                                                 Per Unit               Price


                                        1,698,250            $3.57      (2)         $6,062,752.50    (2)      $1,449.00
      2000 Stock Option Plan
 Common Stock, par value $.01 per         239,375            $6.78      (3)         $1,622,962.50    (3)      $  387.89
              share



(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plans to which this Registration Statement relates.

(2) Computed solely for the purpose of calculating the registration fee under Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of the outstanding options.

(3) Computed solely for the purpose of calculating the registration fee under Rule 457(h) under the Securities Act on the basis of the average of the high and low selling price per share of Bruker's Common Stock on the Nasdaq National Market on January 24, 2002.

                                     PART I
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Bruker AXS Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as so modified or superseded.

         (a) The Company's Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 on December 14, 2001.

         (b) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 14, 2001.

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Company's Registration Statement on Form 8-A (File No. 000-33357) filed on November 20, 2001 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES

         Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the authorization and issuance of the shares of Common Stock offered hereby will be passed upon by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts, counsel to the Company. Richard
M. Stein, a stockholder of Hutchins, Wheeler & Dittmar, serves as Secretary of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law, the Company has included in its certificate of incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, other than breaches of their duty of loyalty, actions not in good faith or which involve intentional misconduct, or transactions from which they derive improper personal benefit. In addition, its bylaws provide that the Company is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. At present, the Company is not aware of any pending or threatened litigation or proceeding involving its directors, officers, employees or agents in which indemnification would be required or permitted. The Company believes that its certificate of incorporation provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

ITEM 8. EXHIBITS

Exhibit
No.      Description

4.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registration Statement on
         Form S-1 (File No. 333-66066) and incorporated herein by reference)

4.2 Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No.
         333-66066) and incorporated herein by reference)

4.3 2000 Stock Option Plan (filed as Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-66066) and incorporated herein by reference)

5.1      Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation

23.1 Consent of PricewaterhouseCoopers LLP and PricewaterhouseCoopers N.V., Independent Auditors

23.2 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1)

24.1 Powers of Attorney (included as a part of the signature page of this Registration Statement)


ITEM 9. UNDERTAKINGS

        The undersigned registrant hereby undertakes the following:

       (a)        The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison in the State of Wisconsin on January 28, 2002.

                             BRUKER AXS INC.

                             By:  /s/Martin Haase
                                  Martin Haase, Ph.D
                                  President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Martin Haase and John Bourke and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                         Date
                                                     President, Chief Executive Officer and        January 28, 2002
/s/Martin Haase
Martin Haase, Ph.D                                   Director (principal executive officer)


                                                     Chairman of the Board and Director            January 28, 2002
/s/Frank H. Laukien
Frank H. Laukien, Ph.D.

                                                     Chief Financial Officer and Treasurer,        January 28, 2002
/s/John B. Bourke                                     principal accounting officer)
John B. Bourke


                                                     Director                                      January 28, 2002
Brandon D. Andries



                                                     Director                                      January 28, 2002
Taylor J. Crouch


/s/Daniel S. Dross                                   Director                                      January 28, 2002
Daniel S. Dross


/s/Jay T. Flatley                                    Director                                      January 28, 2002
Jay T. Flatley


/s/Tony W. Keller                                    Director                                      January 28, 2002
Tony W. Keller


                                                     Director                                      January 28, 2002
Richard D. Kniss


                                INDEX TO EXHIBITS

Exhibit
No.      Description

4.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registration Statement on
         Form S-1 (File No. 333-66066) and incorporated herein by reference)

4.2 Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No.
         333-66066) and incorporated herein by reference)

4.3 2000 Stock Option Plan (filed as Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-66066) and incorporated herein by reference)

5.1      Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation

23.1 Consent of PricewaterhouseCoopers LLP and PricewaterhouseCoopers N.V., Independent Auditors

23.2 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1)

24.1 Powers of Attorney (included as a part of the signature page of this Registration Statement)

                                                           EXHIBIT 5.1

                               OPINION OF COUNSEL



                         Hutchins, Wheeler and Dittmar,
                           A Professional Corporation
                               101 Federal Street
                                Boston, MA 02110


                                                   January 28, 2002

Bruker AXS Inc.
5465 East Cheryl Parkway
Madison, Wisconsin  53711

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Bruker AXS Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on or about January 25, 2002 in connection with the registration under the Securities Act of 1933, as amended, of 1,937,625 shares of the Company's Common Stock reserved for issuance under the 2000 Stock Option Plan (the "Plan"). As the Company's legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the foregoing shares under the Plan (collectively, the "Shares").

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable, and no personal liability will attach thereto.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement.



                                             Very truly yours,

                                             /s/Hutchins, Wheeler & Dittmar


                                             HUTCHINS, WHEELER & DIITTMAR,
                                             A Professional Corporation

                                                       EXHIBIT  23.1



           CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the Bruker AXS Inc. of our report dated May 8, 2001 with respect to the consolidated financial statements of Bruker AXS Inc. which appears in the Registration Statement on Form S-1/A as filed with the Securities and Exchange Commission on December 7, 2001.



/s/  Pricewaterhouse Coopers LLP

Milwaukee, Wisconsin
January 25, 2002


           CONSENT OF PRICEWATERHOUSECOOPERS N.V. INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 27, 2001 relating to the financial statements of Nanius Group, which appear in the Bruker AXS Inc. Registration Statement (Form S-1/A) as filed with the Securities and Exchange Commission on December 7, 2001.



/s/  Pricewaterhouse Coopers N.V.

Rotterdam, The Netherlands
January 24, 2002